Exhibit 99.3


                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                   PSINET INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                SEPTEMBER 30, 1999   DECEMBER 31, 1998
                                                                ------------------   -----------------
                                                                     (IN MILLIONS OF U.S. DOLLARS)
                                                               (UNAUDITED, AMENDED)      (AUDITED)
                               ASSETS
Current assets:
     Cash and cash equivalents                                      $  494.1            $   56.8
     Restricted cash and short-term investments                        137.5               162.5
     Short-term investments and marketable securities                1,079.2               265.7
     Accounts receivable, net                                           65.5                50.2
     Prepaid expenses                                                   14.5                11.0
     Other current assets                                               39.7                19.1
                                                                    --------            --------

          Total current assets                                       1,830.5               565.3

Property, plant and equipment, net                                     790.4               389.4
Goodwill and other intangibles, net                                    544.8               282.8
Other assets and deferred charges                                      133.8                46.7
                                                                    --------            --------

          Total assets                                              $3,299.5            $1,284.2
                                                                    ========            ========

           LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Current portion of debt                                        $   89.5            $   60.0
     Trade accounts payable                                             87.1                90.0
     Accrued payroll and related expenses                               21.1                 8.5
     Other accounts payable and accrued liabilities                     72.1                82.7
     Accrued interest payable                                           50.0                29.0
     Deferred revenue                                                   22.6                19.4
                                                                    --------            --------
         Total current liabilities                                     342.4               289.6

Long-term debt                                                       2,402.8             1,064.6
Deferred income taxes                                                    2.9                 6.2
Other liabilities                                                       64.9                44.0
                                                                    --------            --------
         Total liabilities                                           2,813.0             1,404.4
                                                                    --------            --------

Commitments and contingencies

Shareholders' equity (deficit):
     Preferred Stock
         Preferred stock, Series A                                        --                  --
         Convertible preferred stock, Series B                            --                28.8
         Convertible preferred stock, Series C                         368.8                  --
     Common stock                                                        0.7                 0.5
     Capital in excess of par value                                    825.9               402.0
     Accumulated deficit                                              (638.0)             (427.6)
     Treasury stock                                                     (2.0)               (2.0)
     Accumulated other comprehensive income                             54.0                36.7
     Bandwidth asset/IRU agreement                                    (122.9)             (158.6)
                                                                    --------            --------
          Total shareholders' equity (deficit)                         486.5              (120.2)
                                                                    --------            --------

          Total liabilities and shareholders' equity (deficit)      $3,299.5            $1,284.2
                                                                    ========            ========



   The accompanying notes are an integral part of these consolidated financial statements.
                                       3

                                   PSINET INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     THREE MONTHS ENDED SEPTEMBER 30,          NINE MONTHS ENDED SEPTEMBER 30,
                                                  ---------------------------------------    -------------------------------------
                                                        1999                  1998                 1999                 1998
                                                  ------------------    -----------------    -----------------     ---------------
                                                     (UNAUDITED, IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AND SHARE AMOUNTS)
                                                     (AMENDED)                                   (AMENDED)
Revenue                                                  $   140.6             $   67.6            $  369.3              $ 165.7

Operating costs and expenses:
     Data communications and operations                       98.5                 51.9               261.3                130.5
     Sales and marketing                                      27.5                 14.7                68.1                 37.9
     General and administrative                               14.9                 11.6                47.3                 29.4
     Depreciation and amortization                            41.6                 14.7               102.8                 37.0
     Charge for acquired in-process
       research and development                                  -                 13.4                   -                 40.4
                                                  ------------------    -----------------    -----------------     ---------------

          Total operating costs and expenses                 182.5                106.3               479.5                275.2
                                                  ------------------    -----------------    -----------------     ---------------

Loss from operations                                         (41.9)               (38.7)             (110.2)              (109.5)

Interest expense                                             (59.4)               (18.7)             (120.8)               (38.2)
Interest income                                               19.8                  4.8                32.5                 11.4
Other income (expense), net                                   (1.1)                (0.3)               (0.8)                 0.7
Gain (loss) on sale of investments                              -                   5.6                (0.6)                 5.6
                                                  ------------------    -----------------    -----------------     ---------------

Loss before income taxes                                     (82.6)               (47.3)             (199.9)              (130.0)

Income tax benefit (expense)                                   0.3                    -                 0.7                 (0.1)
                                                  ------------------    -----------------    -----------------     ---------------

Net loss                                                     (82.3)               (47.3)             (199.2)               (130.1)

Return to preferred shareholders                              (6.4)                (0.8)              (11.2)                (2.3)
                                                  ------------------    -----------------    -----------------     ---------------

Net loss available to common shareholders               $    (88.7)          $    (48.1)          $   (210.4)          $  (132.4)
                                                  ==================    =================    =================     ===============

Basic and diluted loss per share                        $     (1.37)          $   (0.93)          $    (3.50)          $   (2.70)
                                                  ==================    =================    =================     ===============

Shares used in computing basic and diluted loss
     per share (in thousands)                                 64,844               51,659               60,105             49,120
                                                  ==================    =================    =================     ===============



  The accompanying notes are an integral part of these consolidated financial statements.

                                  PSINET INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                                      --------------------------------------------
                                                                            1999                       1998
                                                                      ------------------          ----------------
                                                                              (IN MILLIONS OF U.S. DOLLARS)
                                                                                      (UNAUDITED)
Net cash used in operating activities                                         $(203.5)                 $  (76.9)
                                                                      ------------------          ----------------

Cash flows from investing activities:
     Purchases of property and equipment                                       (217.2)                    (48.6)
     Purchases of short term investments                                     (1,073.8)                   (247.2)
     Proceeds from maturity or sale of short term investments                   262.6                     200.0
     Investments in certain businesses, net of cash acquired                   (238.5)                   (123.8)
     Restricted cash and short-term investments                                  25.0                    (106.2)
     Other, net                                                                   0.8                      (0.2)
                                                                      ------------------          ----------------
             Net cash used in investing activities                           (1,241.1)                   (326.0)
                                                                      ------------------          ----------------

Cash flows from financing activities:
     Payments on lines of credit                                                    -                      (5.6)
     Proceeds from issuance of notes payable, net                             1,278.4                     718.6
     Repayments of debt                                                        (107.1)                    (37.3)
     Payments under capital lease obligations                                   (45.6)                    (24.2)
     Proceeds from equity offerings, net                                        742.0                         -
     Proceeds from exercise of common stock options                              11.2                       4.6
     Payments of dividends on preferred stock                                    (0.4)                     (2.1)
     Other, net                                                                     -                       0.2
                                                                      ------------------          ----------------
             Net cash provided by financing activities                        1,878.5                     654.2
                                                                      ------------------          ----------------

Effect of exchange rate changes on cash                                           3.4                      (2.0)
                                                                      ------------------          ----------------

Net increase in cash and cash equivalents                                       437.3                     249.3
Cash and cash equivalents, beginning of period                                   56.8                      33.3
                                                                      ------------------          ----------------

Cash and cash equivalents, end of period                                     $  494.1                   $ 282.6
                                                                      ==================          ================



     The accompanying notes are an integral part of these consolidated financial statements.

                                   PSINET INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION (Amended)

These consolidated financial statements for the three and nine month periods ended September 30, 1999 and 1998 and the related footnote information are unaudited and have been prepared on a basis substantially consistent with the audited consolidated financial statements of PSINet Inc. and its subsidiaries (collectively, "PSINet" or the "Company") as of and for the year ended December 31, 1998 included in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "Annual Report"). These financial statements should be read in conjunction with the audited consolidated financial statements and the related notes to consolidated financial statements of the Company as of and for the year ended December 31, 1998 included in the Annual Report and the unaudited quarterly consolidated financial statements and related notes to unaudited consolidated financial statements of the Company for the three month period ended March 31, 1999 and the three and six month periods ended June 30, 1999 included in the Company's Form 10-Q for each of the quarters then ended, as filed with the Securities and Exchange Commission. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) which management considers necessary to present fairly the consolidated financial position of the Company at September 30, 1999, the results of its operations for the three and nine month periods ended September 30, 1999 and 1998, and its cash flows for the nine months ended September 30, 1999 and 1998. The results of operations for the three and nine month periods ended September 30, 1999 may not be indicative of the results expected for any succeeding quarter or for the entire year ending December 31, 1999.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements.
Actual results may differ from those estimates.

In December 1999, the Company processed certain invoices relating to expenses for software consulting work performed in the second and third quarters of 1999. These financial statements have been amended to reflect $0.4 million and $1.0 million of expenses in the second and third quarters of 1999, respectively. Net loss available to common shareholders for the three and nine months ended September 30, 1999 has been changed from $87.7 million and $208.9 million, respectively, to $88.7 million and $210.4 million, respectively. Basic and diluted loss per share for the three and nine months ended September 30, 1999 has been changed from $1.35 and $3.48 loss per share, respectively, to $1.37 and $3.50 loss per share, respectively.

NOTE 2 - ACCOUNTING POLICIES

LOSS PER SHARE - Basic loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed using the weighted-average number of shares of common stock, adjusted for the dilutive effect of common stock equivalent shares from common stock options and warrants and convertible preferred stock. Common stock equivalent shares are calculated using the treasury stock method and include stock options, warrants and common stock shares issuable upon conversion of convertible preferred stock. All common stock equivalents, totaling 16.2 million shares and 4.8 million shares at September 30, 1999 and 1998, respectively, have been excluded from the computation of diluted loss per share as their effect would be antidilutive and, accordingly, there is no reconciliation between basic and diluted loss per share for each of the periods presented.

FOREIGN CURRENCY - Gains and losses on translation of the accounts of the Company's non-U.S. operations are accumulated and reported as a component of accumulated other comprehensive income in shareholders' equity. Transaction gains and losses and translation of non-functional currency denominated assets and liabilities are recorded in the consolidated statement of operations.

NOTE 3 - ACQUISITIONS OF CERTAIN BUSINESSES (Amended)

CONSUMMATED TRANSACTIONS

During the nine months ended September 30, 1999, the Company acquired a 100% ownership interest in the following businesses:


BUSINESS NAME                                 LOCATION             ACQUISITION DATE
-------------                                 --------             ----------------
Planete.net                                   France                       2/99
Satelnet                                      France                       2/99
Tele Linx                                     United Kingdom               2/99
Horizontes                                    Brazil                       4/99
Openlink                                      Brazil                       4/99
Sao Paulo Online                              Brazil                       5/99
Internet de Mexico                            Mexico                       5/99
DataNet                                       Mexico                       5/99
The Internet Company                          Switzerland                  5/99
Caribbean Internet                            U.S. (Puerto Rico)           6/99
The Internet Access Company (TIAC)             U.S.                         6/99
Argentina On-Line                             Argentina                    6/99
CSO.net                                       Austria                      6/99
Intercomputer                                 Spain                        7/99
Abaforum                                      Spain                        7/99
Netwing                                       Austria                      7/99
Global Link                                   Hong Kong                    7/99
Sinfonet                                      Panama                       8/99
Domain                                        Brazil                       8/99
Netsystem                                     Argentina                    8/99
Netline                                       Chile                        8/99
Vision Network                                Hong Kong                    9/99
ServNet                                       Brazil                       9/99
Elender                                       Hungary                      9/99
Infase and Ciberia                            Spain                        9/99
Internet Network Technologies                 U.S.                         9/99
Site Internet LTDA                            Brazil                       9/99
TotalNet                                      Canada                       9/99
Terzomillennio                                Italy                        9/99
OrbiNet                                       Panama                       9/99

Subsequent to September 30, 1999, the Company acquired a 100% ownership interest in the following businesses:

BUSINESS NAME                 LOCATION             ACQUISITION DATE
-------------                 --------             ----------------
ZebraNet                      U.S.                       10/99

SPIN                          Switzerland                10/99
Zircon                        Australia                  10/99
Mlink                         Canada                     10/99
Netup                         Chile                      11/99

Generally, the businesses acquired are ISPs that serve both consumer and business customers with dedicated and dial-up connectivity, Web hosting services and systems integration services. TeleLinx operates a data center facility in the U.K. and Intercomputer operates an e-banking business in Spain.

Each of the acquisitions was accounted for using the purchase method of accounting and, accordingly, the net assets and results of operations of the acquired companies have been included in the Company's consolidated financial statements since the acquisition dates. The purchase prices of the 1999 acquisitions have been preliminarily allocated to assets acquired, including intangible assets, and liabilities assumed, based on their respective fair values at the acquisition dates. As part of the allocation process, the Company evaluates each acquisition for acquired in-process research and development technologies. Based on the Company's preliminary allocations, no in-process research and development technologies were identified for its 1999 acquisitions to date. The Company is in the process of finalizing valuations for 1999 acquisitions and the allocation of the purchase price for such acquisitions is preliminary. The Company expects that final allocations for material acquisitions will be completed before the 1999 results are finalized. The Company does not expect any change in the current allocation, including any charge for acquired in-process research and development, to have a material impact on its results of operations.

In connection with the acquisitions made during the nine months ended September 30, 1999, liabilities assumed were as follows (in millions of U.S. dollars):

                                                              CASH PAID
                                       FAIR VALUE OF           FOR THE       LIABILITIES
                                      ASSETS ACQUIRED       CAPITAL STOCK       ASSUMED
                                      ---------------       -------------       -------
Tele Linx                                  $  88.2             $  (33.2)        $ 55.0
TIAC                                          27.5                (18.6)           8.9
TotalNet                                      27.5                (23.1)           4.4
Intercomputer                                 35.6                (32.7)           2.9
Elender                                       36.9                (35.3)           1.7
All Others                                   135.7               (119.2)          16.5
                                           -------             --------         ------
                                           $ 351.4             $ (262.1)        $ 89.4
                                           =======             ========         ======


For certain acquisitions made in 1999 and 1998, the Company has retained a portion of the purchase price under holdback provisions of the purchase agreements to secure performance by the sellers of indemnification or other contractual obligations. These holdback amounts are generally payable up to 24 months after the date of closing of the related acquisitions. Acquisition holdback amounts totaled $71.4 million at September 30, 1999, the majority of which is reported in other liabilities.

The following represents the unaudited pro forma results of operations of the Company for the nine months ended September 30, 1999 and 1998 as if the acquisitions which closed prior to September 30, 1999 had been consummated at January 1, 1998. The unaudited pro forma results of operations include certain pro forma adjustments, including the amortization of intangible assets relating to the acquisitions. The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions actually been consummated at January 1, 1998 or the results that may occur in the future.

                                                                             NINE MONTHS ENDED
                                                                             -----------------
                                                                 SEPTEMBER 30, 1999         SEPTEMBER 30, 1998
                                                                 ------------------         ------------------
                                                                 (IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNT)
                                                                      (Amended)
Revenue.......................................................         $ 416.1                   $ 225.3
Net loss available to common shareholders.....................         $(225.5)                  $(151.5)
Basic and diluted loss per share..............................         $ (3.75)                  $ (3.08)

Total amortization expense of goodwill and other intangibles was $11.7 million and $2.9 million for the three months ended September 30, 1999 and 1998, respectively, and $29.3 million and $5.1 million for the nine months ended September 30, 1999 and 1998, respectively.

PENDING TRANSACTION

On August 22, 1999, the Company entered into a definitive agreement, as amended on October 14, 1999, to acquire Transaction Network Services, Inc. (NYSE: TNI). Under the terms of the merger agreement, the aggregate consideration to be paid to TNI shareholders consists of up to $351.2 million in cash and up to 7.8 million shares (assuming the exercise of all of the currently exercisable TNI stock options, which was approximately 1.4 million at September 30, 1999) of PSINet common stock, which represents an aggregate value of up to approximately $708.0 million, assuming a price per share of PSINet common stock of $45.719. Additionally, obligations outstanding under TNI's Revolving Credit Facility, which was $62.0 million at September 30, 1999, will be repaid as a condition to closing. TNI shareholders may elect to receive cash, PSINet stock, or both cash and stock, subject to certain adjustments. The amount of cash paid and shares of PSINet stock issued in the TNI merger are contingent upon the ultimate number of outstanding TNI stock options exercised prior to closing. Completion of the TNI merger is expected in late November 1999 and is subject to a number of conditions, including receipt of TNI shareholder approval and regulatory approvals.

TNI operates a communications network focused on the network services needs of the POS (point-of-sale/ point-of-service) transaction processing industry through its POS division. TNI currently operates four divisions: (1) the POS Division, (2) the Telecom Services Division, (3) the Financial Services Division, and (4) the International Systems Division.

The Company has recently engaged an independent third party to determine the allocation of the total purchase price of our pending acquisition of TNI and other completed 1999 acquisitions. The preliminary evaluation for TNI indicates there are the following intangible assets present: existing technology including software, patents, unpatented technology and know-how, tradenames, customer contracts and relationships, existing workforce and goodwill, with useful lives from five to 20 years, and approximately $35.0 million of purchased in-process research and development. To the extent that a different portion of the purchase price is allocated to in-process research and development, a different charge against operating results would be recognized in the fourth quarter of 1999, the period in which the TNI merger is expected to be completed. Such difference could be material.

NOTE 4 - SHORT-TERM INVESTMENTS AND MARKETABLE SECURITIES

Short-term investments and marketable securities consisted of the following:

                                                             SEPTEMBER 30, 1999      DECEMBER 31, 1998
                                                             ------------------      -----------------
                                                                   (IN MILLIONS OF U.S. DOLLARS)
     U.S. government obligations                                       $  812.8              $  235.1
     Commercial paper                                                     326.1                 112.3
     Certificates of deposit                                                0.6                  25.0
     Other                                                                  4.3                   --
                                                                        -------              --------
                                                                        1,143.8                 372.4
     Less restricted amounts                                              (64.6)               (106.7)
                                                                        -------              --------
     Short-term investments and marketable securities, net            $ 1,079.2              $  265.7
                                                                      =========              ========

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

                                                        SEPTEMBER 30, 1999     DECEMBER 31, 1998
                                                        ------------------     -----------------
                                                              (IN MILLIONS OF U.S. DOLLARS)
     Telecommunications bandwidth                                  $ 320.5               $ 148.4
     Data communications equipment                                   460.5                 275.4
     Leasehold improvements                                           39.4                  29.2
     Software                                                         28.8                  17.7
     Office and other equipment                                       26.8                  18.8
     Land and buildings                                               86.9                   3.3
     Other                                                             4.4                     -
                                                                   -------               -------
                                                                     967.3                 492.8
     Less accumulated depreciation and amortization                 (176.9)               (103.4)
                                                                   -------               -------
     Property, plant and equipment, net                            $ 790.4               $ 389.4
                                                                   =======               =======


Total depreciation and leasehold amortization expense was $29.8 million and $11.8 million for the three months ended September 30, 1999 and 1998, respectively, and $73.5 million and $31.9 million for the nine months ended September 30, 1999 and 1998, respectively.

NOTE 6 - DEBT

Debt consisted of the following:

                                                                               SEPTEMBER 30, 1999       DECEMBER 31, 1998
                                                                               ------------------       -----------------
                                                                                    (IN MILLIONS OF U.S. DOLLARS)
      10% Senior notes                                                                    $  600.0             $  600.0
      11% Senior notes (Euro 150,000)                                                        160.3                    -
      11% Senior notes                                                                     1,050.0                    -
      11.5% Senior notes                                                                     350.0                350.0
      Capital lease obligations at interest rates ranging from 3.5% to 15.2%                 290.5                120.7
      Notes payable at interest rates ranging from 1.8% to 11.5%.                             38.8                 51.0
                                                                                           -------             --------
                                                                                           2,489.6              1,121.7
      Plus unamortized premium                                                                 2.7                  2.9
                                                                                           -------             --------
                                                                                           2,492.3              1,124.6
      Less current portion                                                                   (89.5)               (60.0)
                                                                                           -------             --------
      Long-term portion                                                                   $2,402.8             $1,064.6
                                                                                          ========             ========

The Company has deposited in an escrow account restricted cash and short-term investments of $66.7 million at September 30, 1999 to fund, when due, the next two semi-annual interest payments on the 10% senior notes. During the quarter ended September 30, 1999, the Company issued $1.05 billion aggregate principal amount and Euro 150 million aggregate principal amount of 11% senior notes due 2009. Each of the indentures governing the Company's senior notes contains financial and other covenants that, among other things, will restrict the Company's ability to incur further indebtedness, make certain payments (including payments of dividends) and investments, and sell assets.

The Company has various financing arrangements accounted for as capital leases for the acquisition of equipment, telecommunications bandwidth, a building and other fixed assets. During the nine months ended September 30, 1999 and 1998, the Company incurred capital lease obligations under these arrangements and from the acquisitions of businesses of $127.9 million and $ 54.9 million, respectively. At September 30, 1999, the aggregate unused portion under these arrangements totaled $293.5 million after designating $27.0 million of payables for various equipment purchases which will be financed under capital lease facilities. These financing arrangements contain provisions which, among other things, require the maintenance of certain financial ratios and restrict the payment of dividends.

The Company has a senior secured credit facility ("Credit Facility") with a maximum principal amount of $110.0 million; amounts drawn are payable in September 2001. At September 30, 1999, no amounts were outstanding, $9.7 million was being utilized for letters of credit, and $100.3 million was available to draw. Interest on the Credit Facility is based on a spread over the London interbank offered rate or the higher of the bank's prime rate or the Federal funds effective rate, at the Company's option (9.5% at September 30, 1999). The Credit Facility requires, among other things, the satisfaction of certain financial covenants, including a minimum annual consolidated revenue test, a minimum EBITDA test and requires the reduction in the maximum amount of availability and prepayments equal to the net proceeds received from certain asset sales and certain casualty events. The Company is required to pay an annual commitment fee ranging from 0.50% to 0.875% of the unused amounts under the Credit Facility.

The Company was in compliance with the covenants under each of its financing arrangements at September 30, 1999.


NOTE 7 - CAPITAL STOCK

TERMINATION OF CONTINGENT PAYMENT OBLIGATION TO IXC

In January 1999, the Company's contingent payment obligation to IXC Internet Services, Inc. ("IXC") under an agreement relating to the purchase of OC-48 bandwidth from IXC was terminated without the payment of any additional amounts or issuance of additional shares of common stock to IXC. This occurred when the fair market value of the shares of common stock originally issued to IXC exceeded the $240.0 million threshold in accordance with the terms of the agreement.

ISSUANCE OF COMMON STOCK

In May 1999, the Company completed a public offering of 8,000,000 shares of its common stock at $50.50 per share for net proceeds of approximately $383.8 million after underwriting discounts and commissions and other offering expenses.

During the nine months ended September 30, 1999, options with respect to 1,890,234 shares of common stock were exercised for aggregate net proceeds of approximately $11.2 million.

CONVERSION OF CONVERTIBLE PREFERRED STOCK

During the first quarter of 1999, all 600,000 shares of the Company's Series B 8% convertible preferred stock were converted into an aggregate of 3,000,000 shares of the Company's common stock in accordance with the original terms of the convertible preferred stock.

ISSUANCE OF CONVERTIBLE PREFERRED STOCK

In May 1999, the Company completed a public offering of 9,200,000 shares of its 6 3/4% Series C cumulative convertible preferred stock ("Series C Preferred Stock") for net proceeds of approximately $358.2 million after underwriting discounts and commissions and other offering expenses. The Series C Preferred Stock has a liquidation preference of $50 per share.

At closing, the purchasers of the Series C Preferred Stock deposited approximately $85.8 million into an account established with a deposit agent ("Deposit Account"). The Deposit Account is not an asset of the Company.
Funds in the Deposit Account will be paid to the holders of the Series C Preferred Stock each quarter in the amount of $0.84375 per share in cash or may be used, at the Company's option, to purchase shares of common stock at 95% of the market price of the common stock on that date for delivery to holders of Series C Preferred Stock in lieu of cash payments. Holders of Series C Preferred Stock received a quarterly interest payment from the deposit account of approximately $7.8 million on August 15, 1999. The funds placed in the Deposit Account by the purchasers of the Series C Preferred Stock will, together with the earnings on those funds, be sufficient to make payments, in cash or stock, through May 15, 2002. Until the expiration of the Deposit Account, the Company will accrete a return to preferred shareholders each quarter from the date of issuance at an annual rate of approximately 6 3/4% of the liquidation preference per share. Such amount will be recorded as a deduction from net income to determine net income available to common shareholders. Upon the expiration of the Deposit Account, which is expected to occur on May 15, 2002 unless earlier terminated, the Series C Preferred Stock will begin to accrue dividends at an annual rate of 6 3/4% of the liquidation preference payable in cash or, at our option, in shares of our common stock at 95% of the market price of the common stock on that date.
Under certain circumstances, the Company can elect to terminate the Deposit Account prior to May 15, 2002, at which time the remaining funds in the Deposit Account would be distributed to the Company and the Series C Preferred Stock would begin to accrue dividends.

NOTE 8 - COMPREHENSIVE INCOME (LOSS) (Amended)

Comprehensive income (loss) for the three and nine months ended September 30, 1999 and 1998 was as follows (in millions of U.S. dollars):

                                                 THREE MONTHS ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                                     1999                1998               1999             1998
                                                     ----                ----               ----             ----
                                                   (Amended)                             (Amended)
Net loss                                           $   (82.3)          $   (47.3)         $  (199.2)       $ (130.1)
                                                   ---------           ---------          ---------        --------
Other comprehensive income:
  Unrealized holding gains (losses)                      2.2                (5.0)               2.7               -
  Foreign currency translation adjustment               34.1                 0.3               14.6            (0.5)
                                                   ---------           ---------          ---------        --------
                                                        36.3                (4.7)              17.3            (0.5)
                                                   ---------           ---------          ---------        --------
Comprehensive income (loss)                        $   (46.0)          $   (52.0)         $  (181.9)       $ (130.6)
                                                   =========           =========          =========        ========

During the three and nine months ended September 30, 1999, significant fluctuations in the Japanese Yen resulted in the majority of the change in the foreign currency translation adjustment.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

On March 23, 1999, an arbitrator awarded The Chatterjee Management Company ("Chatterjee") compensatory damages, including interest and legal expenses, from the Company. In conjunction with this arbitration decision, the Company recorded a charge of $49.0 million during its fiscal year ended December 31, 1998, which was included in other accounts payable and accrued liabilities in its consolidated balance sheets at December 31, 1998 and was paid in April 1999. After accounting for other expenses, the resolution of the previously established accrual resulted in a non-recurring gain during the second quarter of 1999 of $0.7 million.

As of September 30, 1999, the Company had commitments to certain telecommunications vendors under operating lease agreements totaling $152.8 million payable in various years through 2011. Additionally, the Company has various agreements to lease office space, facilities and equipment and, as of September 30, 1999, the Company was obligated to make future minimum lease payments of $53.5 million under such non-cancelable operating leases expiring in various years through 2009.

In connection with the Company's previously announced naming rights and sponsorship agreements with the Baltimore Ravens of the National Football League, the Company will make payments over the next 19 years totaling approximately $81.7 million.

Under the terms of the merger agreement, the aggregate consideration to be paid to TNI shareholders consists of up to $351.2 million in cash and up to 7.8 million shares (assuming the exercise of all of the currently exercisable TNI stock options, which was approximately 1.4 million at September 30, 1999) of PSINet common stock, which represents an aggregate value of up to approximately $708.0 million, assuming a price per share of PSINet common stock of $45.719. Additionally, obligations outstanding under TNI's Revolving Credit Facility, which was $62.0 million at September 30, 1999, will be repaid as a condition to closing.

At September 30, 1999, we were obligated to make future cash payments that total $240.5 million for acquisitions of global fiber-based and satellite telecommunications bandwidth, including IRUs or other rights. We also expect that there will be additional costs, such as connectivity and equipment charges, in connection with taking full advantage of such acquired bandwidth and IRUs. Certain of this fiber-based and satellite telecommunications bandwidth may require the acquisition and installation of equipment necessary to access and light the bandwidth in order to make it operational. At September 30, 1999, we were obligated to make capital expenditures for such equipment of $242.0 million. In addition, currently we are obligated to make expenditures in connection with our build-out of new eCommerce Web hosting centers in key financial and business centers throughout the world of approximately $61.8 million. As a result of the foregoing, we currently believe that our capital expenditures in 1999 will be substantially greater than those in 1998 and that, as a result of the completion of our recent debt and equity offerings, our capital expenditure program will be accelerated. This may occur as we continue to execute our expansion strategy in the 20 largest global telecommunications markets and beyond.

The Company is subject to certain other claims and legal proceedings that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be decided unfavorably to the Company. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations or cash flows of the Company.

NOTE 10 - INDUSTRY SEGMENT AND GEOGRAPHIC REPORTING (Amended)

The Company's operations are organized into four geographic operating segments - U.S./Canada, Latin America, Europe and Asia/Pacific. The Company evaluates the performance of its segments and allocates resources to them based on revenue and EBITDA, which the Company defines as losses before interest expense and interest income, taxes, depreciation and amortization, other non-operating income and expense, and charge for acquired in-process research and development.

Operations of the Company's U.S./Canada segment include shared network costs and corporate functions which the Company does not allocate to its other geographic segments for management reporting purposes. Capital expenditures include both assets acquired for cash and financed through capital leases and seller-financed arrangements.

Financial information for the Company's geographic operating segments is presented below (in millions of U.S. dollars):

                          U.S./CANADA     LATIN AMERICA     EUROPE    ASIA/PACIFIC   ELIMINATIONS       TOTAL
                           (Amended)                                                                  (Amended)
THREE MONTHS ENDED
SEPTEMBER 30, 1999
Revenue                          $  75.1           $  7.3     $  23.7       $  34.5          $  ---       $ 140.6
EBITDA                              (6.2)             1.1        (0.1)          4.9             ---          (0.3)
Assets                           2,479.5            112.4       339.1         368.4             ---       3,299.4
Capital expenditures               124.0              1.5        26.6          14.1               *         166.2

THREE MONTHS ENDED
SEPTEMBER 30, 1998
Revenue                          $  49.1           $  ---     $  11.4        $  7.1          $  ---       $  67.6

EBITDA                              (6.4)             ---        (1.4)         (2.8)            ---         (10.6)
Assets                             632.3              ---        57.3         189.0             ---         878.6
Capital expenditures                47.5              ---         4.3           1.4             ---          53.2

NINE MONTHS ENDED
SEPTEMBER 30, 1999
Revenue                          $ 204.3          $  10.5     $  58.3       $  96.2          $  ---       $ 369.3
EBITDA                             (18.0)             1.9        (2.7)         11.4             ---          (7.4)
Assets                           2,479.5            112.4       339.1         368.4             ---       3,299.4
Capital expenditures               287.1              1.8        64.3          27.6             ---         380.8

NINE MONTHS ENDED
SEPTEMBER 30, 1998
Revenue                          $ 130.1           $  ---     $  25.4        $ 10.5        $   (0.3)      $ 165.7
EBITDA                             (25.2)             ---        (4.2)         (2.7)            ---         (32.1)
Assets                             632.3              ---        57.3         189.0             ---         878.6
Capital expenditures               120.3              ---         8.8           1.8             ---         130.9


EBITDA for all reportable segments differs from consolidated loss before income taxes reported in the Company's consolidated statements of operations as follows (in millions of U.S. dollars):

                                                      THREE MONTHS ENDED         NINE MONTHS ENDED
                                                         SEPTEMBER 30,              SEPTEMBER 30,
                                                      1999          1998         1999          1998
                                                      ----          ----         ----          ----
                                                    (Amended)                  (Amended)
         EBITDA                                     $    (0.3)    $   (10.6)   $    (7.4)    $   (32.1)
         Reconciling items:
           Depreciation and amortization                (41.6)        (14.7)      (102.8)        (37.0)
           Charge for acquired IPR&D                        -         (13.4)           -         (40.4)
           Interest expense                             (59.4)        (18.7)      (120.8)        (38.2)
           Interest income                               19.8           4.8         32.5          11.4
           Other income (expense), net                   (1.1)         (0.3)        (0.8)          0.7
           Gain (loss) on sale of investments               -           5.6         (0.6)          5.6
                                                    ---------     ---------    ---------     ---------
         Loss before income taxes                   $   (82.6)    $   (47.3)   $  (199.9)    $  (130.0)
                                                    =========     =========    =========     =========